January 12, 2007
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:  Authorization to Sign Rule 16 Forms

I am a Senior Vice President of General Electric Company and, until further written notice, I hereby individually authorize Michael R. McAlevey, GE's Chief Corporate and Securities Counsel, Ning Chiu, GE's Corporate and Securities Counsel, and
Eliza W. Fraser, GE's Associate Corporate Counsel to sign on my behalf the attached Form 3 and any Form 4, Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.


Very truly yours,


s/John Lynch
John F. Lynch


STATE OF CONNECTICUT
			ss
COUNTY OF FAIRFIELD


Subscribed and sworn to before me on this the 12th of January, 2007.


s/Barbara L Shoop
Name: Barbara L Shoop
Notary Public
My commission expires 8/31/09